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                                                                    EXHIBIT 99.3


[TECHTEAM LETTERHEAD]                                        NEWS RELEASE
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                                                             NASDAQ/NM -- "TEAM"



FOR IMMEDIATE RELEASE, Friday, May 17, 2002

NATIONAL TECHTEAM, INC. ANNOUNCES NAME CHANGE
TO TECHTEAM GLOBAL, INC.
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TECHTEAM ACHIEVES NEW QUALITY STATUS


SOUTHFIELD, MICHIGAN, May 17, 2002...NATIONAL TECHTEAM INC., Nasdaq symbol ("TEAM"), a global provider of information technology and business process outsourcing support services, today announced the change of its name to TECHTEAM GLOBAL, INC. The name change enables TechTeam to concentrate its branding efforts on the registered trademark "TechTeam." Each of the TechTeam companies now begin with TechTeam -- TechTeam Global, Inc.; TechTeam Europe, NV/SA; TechTeam Europe, Ltd.; TechTeam Europe, GmbH; TechTeam Europe, AB; TechTeam Cyntergy, L.L.C.; and TechTeam Capital Group, L.L.C. The Company will continue to be traded under the symbol "TEAM" on the Nasdaq National Market.

"Our new name, TechTeam Global, Inc., better reflects the nature of our business on a global basis," commented William F. Coyro, Jr., President and Chief Executive Officer of TechTeam Global, Inc. "As our international presence grew, we found that our old name did not properly convey the importance we place on our growing global operations. Our international business is a key element in TechTeam's ability to create the best value proposition in the IT and business process outsourcing market by providing high quality services in a more cost effective manner."

In addition, the Company today announced it has been recommended for ISO 9001:2000 certification by National Quality Assurance, an ANSI-RAB accredited registrar, for its U.K. and Germany sites. ISO 9001:2000 is the newly revised ISO quality standard with increased concentration on customer satisfaction and continuous improvement.

As part of TechTeam's effort to provide our customers with the best services available, the Company has incorporated internationally accepted quality standards into its business system. TechTeam utilizes a well-defined and documented quality system with a strong focus on meeting and exceeding customer requirements by creating global and repeatable processes that are followed, audited, and continuously improved.

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[TECHTEAM LETTERHEAD]                                        NEWS RELEASE
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TechTeam Global, Inc., first received ISO 9001:1994 certification in September
1995 for its Michigan-based projects and has renewed the certification every year since with the current renewal completed in April 2002. As the Company expanded into Europe, best practices were implemented at its Belgium, U.K., and Germany operations. As a result, Belgium was awarded ISO 9001:1994 certification in June 2001, and the U.K. and Germany facilities were recommended for ISO 9001:2000 certification in May 2002. TechTeam is planning to transition its remaining certified sites to the 2000 standard by April 2003.

"With the transition to the ISO 9001:2000 quality standards, TechTeam Global, Inc., has changed from an ISO element focus to a process focus with more emphasis on increasing top management's role, meeting and exceeding customer requirements, and creating and maintaining a culture that is conducive to continuous improvement. As TechTeam continues to expand, these global processes can be applied universally, providing our customers with consistent quality services and a higher return on investment for our shareholders, " said Denise King, Quality Management Representative for TechTeam Global, Inc.

TECHTEAM GLOBAL, INC., is a global provider of information technology and business process outsourcing support services. The Company's ability to integrate computer services into a flexible, total single point of contact solution is a key element of its success. Partnerships with some of the world's "best-in-class" corporations provide TechTeam with unparalleled experience and expertise in providing the following IT support solutions: help desk/call center services, technical staffing, systems integration, and training programs. For information about TechTeam Global, Inc., and its outstanding services call 1-800-522-4451.

SAFE HARBOR STATEMENT
With the exception of statements regarding historical matters and statements regarding the Company's current status, certain matters discussed herein are forward-looking and involve substantial risks and uncertainties. Statements concerning such forward-looking matters may be identified by the use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions. Actual results, performance, or achievements could differ materially from these forward-looking statements. Factors that could cause or contribute to such material differences include impact of business with major clients and competition and other factors as described in the Company's filings with the United States Securities and Exchange Commission. The forward-looking statements made by the Company in the press release are accurate as of this date. The Company is under no obligation to update these forward-looking statements.



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CONTACTS:

TECHTEAM GLOBAL, INC.        TECHTEAM GLOBAL, INC.         TECHTEAM GLOBAL, INC.
William F. Coyro, Jr.        James M. Hoen                 Denise King
President and                Vice President, Sales         Quality Management
Chief Executive Officer      (248) 357-2866                Representative
(248) 357-2866               jhoen@techteam.com            (248) 357-2866
wcoyro@techteam.com                                        dking@techteam.com